EXHIBIT 99.2

Supplemental Operating and Financial Data
For the Quarter Ended
December 31, 2003

Maguire Properties, Inc.

Fourth Quarter 2003
TABLE OF CONTENTS

This supplemental package contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Although we believe the expectations reflected in any forward-looking statements are based on reasonable assumptions, you should exercise caution in interpreting and relying on these statements as they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond the Company’s control and could materially affect actual results, performance or achievements. These factors include, without limitation, the ability to enter into new leases or renew leases on favorable terms, dependence on tenants’ financial condition, the uncertainties of real estate development and acquisition activity, the ability to effectively integrate acquisitions, the costs and availability of financing, the effects of local economic and market conditions, regulatory and tax law changes and other risks and uncertainties detailed from time to time in the Company’s filings with the Securities and Exchange Commission.

Maguire Properties, Inc.

Fourth Quarter 2003

CORPORATE DATA

Maguire Properties, Inc.

Fourth Quarter 2003

COMPANY BACKGROUND

Maguire Properties, Inc. (the “Company”), a self-administered and self-managed real estate investment trust, is one of the largest owners, managers and developers of first-class office properties in the Los Angeles metropolitan area, with a significant presence in three submarkets: Los Angeles Central Business District, Tri-Cities (Pasadena, Burbank and Glendale) and Cerritos. The Company’s predecessor was founded in 1965 by Robert F. Maguire III and has developed over 30 million square feet of office properties nationally.

On June 27, 2003, we closed our initial public offering of 36,510,000 shares of common stock raising over $693 million in gross proceeds. On July 8, 2003, we issued an additional 5,476,500 shares of common stock as a result of the exercise of the underwriters’ over-allotment option. We received an additional $104 million of gross proceeds.

On August 29, 2003, we completed the acquisition of the remaining interests that we did not already own in Glendale Center, consisting of BankAmerica Realty Services Inc.’s 70% interest and Disney Enterprises’ distribution participation interest in the property. We also completed the defeasance of the existing $37 million property mortgage. As a result of this transaction, we now hold a 100% interest in the property.

On October 15, 2003, we completed an $80 million, 10-year interest-only mortgage financing at a fixed rate of 5.73% for Glendale Center.

On November 6, 2003, we completed the acquisition One California Plaza in Los Angeles from Metropolitan Life Insurance Company. The purchase price was approximately $225.0 million, which was funded through cash on hand and a $146.3 million seven-year mortgage loan at a fixed interest rate of 4.73% provided by Metropolitan Life Insurance Company.

On January 15, 2004, we completed the offering of 10 million shares of 7.625% Series A Cumulative Redeemable Preferred Stock (liquidation preference $25.00 per share) for total gross proceeds of $250 million, including the exercise of the underwriters over-allotment option. We intend to use the proceeds from the offering for investment and general corporate purposes.

We currently own a portfolio totaling approximately 10.7 million feet consisting of nine office properties with approximately 7.1 million net rentable square feet, one 350-room hotel with 266,000 square feet, and total on and off-site parking of approximately 3.3 million feet, accommodating a capacity of over 12,000 vehicles. We also own an undeveloped two-acre land parcel adjacent to an existing office property that we believe can support approximately 300,000 net rentable square feet of office development.

This Supplemental Operating and Financial Data package supplements the information provided in our quarterly and annual reports filed with the Securities and Exchange Commission (SEC). Additional information about us and our properties is also available at our website www.maguireproperties.com.

Maguire Properties, Inc.

Fourth Quarter 2003

INVESTOR INFORMATION

555 West Fifth Street
Suite 5000
Los Angeles, CA 90013-1010
(213) 626-3300
(213) 687-4758 (fax)
- SENIOR MANAGEMENT -

Robert F. Maguire III	Chairman of the Board and Co-CEO	Robert P. Goodwin	SVP, Development
Richard I. Gilchrist	President and Co-CEO	Daniel F. Gifford	SVP, Asset Management
Dallas E. Lucas	Executive Vice President, Chief Financial Officer	Tony Morales	SVP, Leasing
Mark T. Lammas	SVP, General Counsel	Timothy H. Walker	SVP, Marketing
Javier F. Bitar	SVP, Finance	Peggy M. Moretti	VP, Investor Relations

- CORPORATE -
Investor Relations Contact: Peggy M. Moretti (213) 626-3300
Please visit our corporate website at: www.maguireproperties.com
EQUITY RESEARCH COVERAGE

A.G. Edwards & Sons	David AuBuchon	(314) 955-5452
Banc of America Securities	Lee Schalop	(212) 847-5677
Credit Suisse First Boston	Jay Haberman	(212) 538-5250
Deutsche Bank Alex. Brown	John Perry	(212) 250-5182
Green Street Advisors	Jim Sullivan	(949) 640-8780
Legg Mason	David Fick	(410) 454-5018
Lehman Brothers	David Shulman	(212) 526-3413
Raymond James & Associates	Paul Puryear	(727) 567-3800
Salomon Smith Barney	Jonathan Litt	(212) 816-0231
Wachovia Securities	Christopher Haley	(443) 263-6773

TRANSFER AGENT

Continental Stock Transfer and Trust Company
17 Battery Place
8th Floor
New York, NY 10004
(212) 845-3215

TIMING

Quarterly results for 2004 will be announced according to the following anticipated schedule:

First Quarter	Early May
Second Quarter	Early August
Third Quarter	Early November
Fourth Quarter	Early February

Maguire Properties, Inc.

Fourth Quarter 2003

COMMON STOCK DATA (NYSE: MPG)

Maguire Properties’ common stock is traded primarily on the New York Stock Exchange under the symbol: MPG. MPG’s common stock since the initial public offering on June 24, 2003 has had the following characteristics (based on New York Stock Exchange closing prices):

	4th Quarter 2003	3rd Quarter 2003		2nd Quarter 2003 (1)

High Price	$24.46	$20.65		$19.40
Low Price	$20.32	$19.30		$19.00
Closing Price	$24.30	$20.50		$19.25
Dividends per share — Annualized	$1.60	$1.60	(2)	N/A
Closing Dividend Yield — Annualized	6.58%	7.80%		N/A
Closing Shares and Limited Partnership Units Outstanding (thousands)	53,645	53,645		48,168
Closing Market Value of Shares and Limited Partnership Units Outstanding (thousands)	$1,303,576	$1,099,723		$927,246

(1)	MPG’s common stock since the initial public offering on June 24, 2003 through June 30, 2003 (based on New York Stock Exchange closing prices).

(2)	This dividend consists of our regular quarterly dividend of $0.40 per common share for the period from July 1, 2003 through September 30, 2003. An additional amount of $0.0176 per common share covering the period from the completion of our initial public offering on June 27, 2003 through June 30, 2003 was included in the dividend declared during the third quarter.

DIVIDEND PER SHARE

	4th Quarter 2003	3rd Quarter 2003

Amount	$0.4000	$0.4176	(1)
Declared	December 15, 2003	September 15, 2003
Record	December 31, 2003	September 30, 2003
Paid	January 30, 2004	October 31, 2003

(1)	Includes $0.0176 per common share covering the period from the completion of our initial public offering on June 27, 2003 through June 30, 2003.

Maguire Properties, Inc.

Fourth Quarter 2003

CONSOLIDATED FINANCIAL RESULTS

Maguire Properties, Inc.

Fourth Quarter 2003
FINANCIAL HIGHLIGHTS
(unaudited and in thousands, except per share amounts)

	Three Months Ended	Three Months Ended
	December 31, 2003	September 30, 2003

Income Items:
Revenue (1)	$70,208	$62,523
Straight line rent	$726	$713
Fair value lease revenue (2)	$916	$567
Lease termination fees	$—	$—
Office property operating margin (3)	65.0%	67.0%
Net income	$8,030	$7,196
Funds from operations (FFO) available to common shareholders (4)	$21,227	$18,064
FFO per share — basic and diluted (4)	$0.50	$0.43
FFO per share before loss from early extinguishment of debt — basic and diluted(4)	$0.50	$0.48
Net income per share — basic and diluted	$0.19	$0.17
Dividends declared per share	$0.40	$0.42
Ratios:
Interest coverage ratio (5)	3.24	3.27
FFO payout ratio (6)	80.0%	97.6%
AFFO payout ratio (7)	85.6%	93.6%
Capitalization:
Total consolidated debt	$1,211,250	$985,000
Common stock price @ quarter end	$24.30	$20.50
Equity value @ quarter end (8)	$1,303,576	$1,099,724
Total market capitalization	$2,514,826	$2,084,724
Debt / total market capitalization	48.2%	47.2%

(1)	Includes gross revenue from hotel operations of $5,144 and $4,392 for the three months ended December 31, 2003 and September 30, 2003, respectively.

(2)	Represents the net adjustment for above and below market leases which are being amortized over the term of the respective leases at the investment date.

(3)	Calculated as follows: (rental, tenant reimbursement and parking revenues — rental property operating and maintenance expense, real estate taxes and parking expenses) / rental, tenant reimbursement and parking revenues.

(4)	For a definition and discussion of FFO, see page 28. For a quantitative reconciliation of the differences between FFO and net income, see page 11.

(5)	Calculated as earnings before interest, taxes and depreciation and amortization, or EBITDA, of $40,528 and $34,424, respectively divided by cash interest expense of $12,500 and $10,525, respectively. For a discussion of EBITDA, see page 29. For a quantitative reconciliation of the differences between EBITDA and net income, see page 13.

(6)	Calculated as dividend declared per share divided by FFO per share.

(7)	Calculated as dividends and distributions declared of $21,458 and $22,402, respectively, divided by AFFO of $25,084 and $23,923, respectively. For a definition and discussion of AFFO, see page 28. For a quantitative reconciliation of the differences between AFFO and FFO, see page 12.

(8)	Assuming 100% conversion of the limited partnership units in the operating partnership into shares of our stock.

Maguire Properties, Inc.

Fourth Quarter 2003

CONSOLIDATED AND COMBINED BALANCE SHEETS
(in thousands)

	December 31, 2003	September 30, 2003	June 30, 2003	December 31, 2002

	(unaudited)	(unaudited)	(unaudited)
Assets
Investment in real estate, net	$1,553,449	$1,336,509	$1,267,527	$549,384
Cash and cash equivalents including restricted cash	82,899	92,918	95,288	27,283
Rents, deferred rents and other receivables	24,623	23,220	16,517	17,116
Deferred charges, net	98,567	89,401	68,227	17,979
Other assets	15,649	22,266	16,840	10,277

Total assets	$1,775,187	$1,564,314	$1,464,399	$622,039

Liabilities and stockholders’ equity and owners’ deficit
Loans payable	$1,211,250	$985,000	$985,000	$658,038
Losses and distributions in excess of investments in real estate entities and loans payable to such entities	—	—	16,172	78,609
Dividends and distributions payable	21,458	22,402	—	—
Accounts payable, accrued interest payable and other liabilities	64,753	74,718	73,086	40,461
Acquired lease obligations	45,724	42,855	39,380	4,099

Total liabilities	1,343,185	1,124,975	1,113,638	781,207

Minority deficit	—	—	—	(12,889)
Minority interests	88,578	90,082	80,097	—
Stockholders’ equity and owners’ deficit
Common stock and additional paid in capital	406,559	407,427	321,933	—
Accumulated deficit and dividends	(65,884)	(56,854)	(46,242)	—
Unearned and accrued stock compensation, net	(3,800)	(5,389)	(5,997)	—
Accumulated other comprehensive income, net	6,549	4,073	970	—
Owners’ deficit	—	—	—	(146,279)

Total stockholders’ equity and owners’ deficit	343,424	349,257	270,664	(146,279)

Total liabilities and stockholders’ equity and owners’ deficit	$1,775,187	$1,564,314	$1,464,399	$622,039

Maguire Properties, Inc.

Fourth Quarter 2003

CONSOLIDATED AND COMBINED STATEMENTS OF OPERATIONS
(in thousands, except for per share amounts )
(unaudited)

	Three Months Ended

	December 31, 2003	September 30, 2003	June 30, 2003 (1)	March 31, 2003

Revenue:
Rental	$37,792	$33,986	$15,640	$14,398
Tenant reimbursements	18,535	16,070	6,462	7,279
Hotel operations	5,144	4,392	4,425	4,488
Parking	7,133	6,371	2,824	3,040
Management, leasing and development services to affiliates	1,425	1,313	882	1,488
Other	179	391	2,015	445

Total revenue	70,208	62,523	32,248	31,138

Expenses:
Rental property operating and maintenance	14,427	12,599	6,529	6,371
Hotel operating and maintenance	3,495	3,287	3,422	3,505
Real estate taxes	5,874	4,757	1,575	1,575
Parking expenses	1,965	1,680	871	651
General and administrative	3,398	3,028	17,780	3,612
Depreciation and amortization	16,711	13,696	6,280	5,511
Interest	13,716	11,650	13,596	12,097
Loss from early extinguishment of debt	—	2,431	50,996	—
Other	521	286	11,325	144

Total expenses	60,107	53,414	112,374	33,466

Income (loss) before equity in net income (loss) of real estate entities	10,101	9,109	(80,126)	(2,328)
Equity in net (loss) income of real estate entities	—	(31)	760	894

Income (loss) before minority interests	10,101	9,078	(79,366)	(1,434)
Minority interests	2,071	1,882	(13,553)	144

Net income (loss)	$8,030	$7,196	$(65,813)	$(1,578)

Net Income per share — basic and diluted	$0.19	$0.17

Weighted-average shares outstanding — basic	42,329,921	41,913,231

Weighted-average shares outstanding — diluted	42,496,536	41,974,245

(1)	Represents combined operating results for Maguire Properties, Inc. for the four day period from June 27, 2003 to June 30, 2003 and the Maguire Properties Predecessor for the period from April 1, 2003 to June 26, 2003. The operating results for the quarter ended June 30, 2003 are not comparable to future expected operating results of the company since they include various offering-related charges.

Maguire Properties, Inc.

Fourth Quarter 2003

FUNDS FROM OPERATIONS (1)
(in thousands, except for per share amounts )
(unaudited)

	Three Months Ended	Three Months Ended
	December 31, 2003	September 30, 2003

Reconciliation of net income to funds from operations:
Net income	$8,030	$7,196
Adjustments:
Minority interests	2,071	1,882
Real estate depreciation and amortization	16,599	13,584
Share of real estate depreciation and amortization of an unconsolidated property	—	117

Funds from operations (FFO)	$26,700	$22,779

Company share of FFO (2)	$21,227	$18,064

FFO per share — basic and diluted	$0.50	$0.43 (3)

Weighted-average shares outstanding — basic	42,329,921	41,913,231

Weighted-average shares outstanding — diluted	42,496,536	41,974,245

(1)	For the definition and discussion of FFO, see page 28.

(2)	Based on a weighted-average 79.50% and 79.30% interest in operating partnership for three months ended December 31, 2003 and September 30, 2003, respectively.

(3)	Funds from operations for the three months ended September 30, 2003 was decreased by $2,431, which represents a loss on the extinguishment of debt resulting from the defeasance of the Glendale Center mortgage in connection with the acquisition of interests in the property. Absent the impact of this item, FFO per share would have been $0.48, calculated as above.

Maguire Properties, Inc.

Fourth Quarter 2003

ADJUSTED FUNDS FROM OPERATIONS (1)
(unaudited and in thousands)

	Three Months Ended	Three Months Ended
	December 31, 2003	September 30, 2003

FFO	$26,700	$22,779
Non-real estate depreciation	112	112
Amortization of deferred financing fees	974	1,125
Accretion (amortization) of interest rate swap sold	239	—
Non-cash stock compensation	608	608
Loss from early extinguishment of debt	—	2,431
Straight-line rents	(726)	(713)
Fair value lease revenue	(916)	(567)
Capital lease principal payments	(261)	(261)
Capitalized payroll	(227)	(294)
Non-recoverable capital expenditures	(31)	(6)
Recoverable capital expenditures	(4)	(248)
Hotel improvements, equipment upgrades and replacements (2)	(193)	(114)
2nd generation tenant improvements and leasing commissions (3)	(1,191)	(929)

Adjusted funds from Operations (AFFO)	$25,084	$23,923

(1)	For the definition and computation method of AFFO, see page 28. For a quantitative reconciliation of the differences between AFFO and cash flow from operating activities, see page 13.

(2)	Excludes $259 of expenditures for the three months ended December 31, 2003 related to the renovation of the hotel. See page 26.

(3)	Excludes 2nd generation tenant improvements and leasing commissions of $8 million and $14.6 million, respectively that were fully reserved in connection with the Offering.

Maguire Properties, Inc.

Fourth Quarter 2003

RECONCILIATION OF
EARNINGS BEFORE INTEREST, TAXES AND DEPRECIATION AND AMORTIZATION (1)
AND ADJUSTED FUNDS FROM OPERATIONS (2)
(unaudited and in thousands)

	Three Months Ended	Three Months Ended
	December 31, 2003	September 30, 2003

Reconciliation of net income to earnings before interest, taxes and depreciation and amortization (EBITDA):
Net Income	$8,030	$7,196
Add: minority interest	2,071	1,882
interest expense	13,716	11,650
depreciation and amortization	16,711	13,696

EBITDA	$40,528	$34,424

(1) For the definition and discussion of EBITDA, see page 29 Reconciliation of cash flows from operating activities to adjusted funds from operations (AFFO):
Cash flows from operating activities	$10,937	$5,762
Distributions received from real estate entity	—	(144)
Share of depreciation and amortization of an unconsolidated property	—	(117)
Equity in net loss of real estate entity	—	(31)
Defeasance payment on early extinguishment of debt	—	6,747
Changes in other assets and liabilities	15,566	13,003
Non-recoverable capital expenditures	(31)	(6)
Recoverable capital expenditures	(4)	(248)
Hotel improvements, equipment upgrades and replacements	(193)	(114)
2nd generation tenant improvements and leasing commissions	(1,191)	(929)

AFFO	$25,084	$23,923

(2)	For the definition and discussion of adjusted funds from operations, see page 28.

Maguire Properties, Inc.

Fourth Quarter 2003

CAPITAL STRUCTURE

Consolidated Debt
(in thousands)

Aggregate Principal
December 31, 2003

Mortgage and Other Secured Loans Payable	$1,211,250
Secured Credit Facility	—

Total Debt	$1,211,250

Equity
(in thousands)

	Shares & Units
	Outstanding	Market Value 1)

Common Stock	42,646	$1,036,291
Operating Partnership Units	10,999	267,285

Total Equity	53,645	1,303,576

Total Market Capitalization		$2,514,826

(1)	Value based on December 31, 2003 closing price of $24.30.

Maguire Properties, Inc.

Fourth Quarter 2003
DEBT SUMMARY

Consolidated Debt Analysis
(in thousands)

		Principal Balance as of	% of	Interest Rate as of
	Maturity Date	December 31, 2003	Debt	December 31, 2003

Floating Rate Debt
Gas Company Tower & 808 South Olive		$280,000	23.12%	3.70%
Floating rate debt	July 7, 2008	30,000	2.48%	7.67%
Interest rate swapped debt	July 6, 2007	250,000	20.64%	3.23%
KPMG Tower	August 31, 2005	195,000	16.10%	3.00%
Credit Facility	June 27, 2006	—	0.00%	3.03%
Interest rate swapped debt		(250,000)	(20.64)%	3.23%

Total Unhedged Floating Rate Debt		$225,000	18.58%	3.62%
Fixed Rate and Hedged Variable Rate Debt
US Bank Tower	July 1, 2013	260,000	21.47%	4.66%
Wells Fargo Tower	July 1, 2010	250,000	20.64%	4.68%
One California Plaza	December 1, 2010	146,250	12.07%	4.73%
Glendale Center	November 1, 2013	80,000	6.60%	5.73%
Interest rate swapped debt		250,000	20.64%	3.23%

Total Fixed Rate and Hedged Variable Rate Debt		$986,250	81.42%	4.40%

Total Consolidated Debt		$1,211,250	100.00%	4.25%

Credit Facility
(in thousands)

	Maximum Available	Currently Available	Drawn

Secured Line of Credit	$100,000	$79,000	$0

Debt Maturities
(in thousands)

Property	2004	2005		2006	2007		2008		Thereafter	Total

US Bank Tower	$—	$—		$—	$—		$—		$260,000	$260,000
Gas Company Tower	—	—		—	250,000	(2)	30,000	(3)		280,000
Wells Fargo Tower	—	—		—	—		—		250,000	250,000
KPMG Tower	—	195,000	(1)	—	—		—		—	195,000
One California Plaza									146,250	146,250
Glendale Center									80,000	80,000

Total	$—	$195,000		$—	$250,000		$30,000		$736,250	$1,211,250

Weighted Average Rates	0.00%	3.00%		0.00%	3.23%		7.67%		4.80%	4.25%

(1)	Two one-year extension options available. (2) A one-year extension option available.

(3)	Maturity is accelerated to 2007 if the Gas Company Tower mortgage is not extended to 2008.

Floating vs Fixed Rate Debt
as of December 31, 2003

Financial Ratios

Interest coverage (a)	3.24
Fixed charge coverage (b)	3.18
Debt to Market Capitalization (c)	48.2%

(a)	EBITDA divided by cash interest expense.

(b)	Same as (a) except denominator includes regular debt amortization.

(c)	Mortgage debt and other loans divided by mortgage debt and other loans plus the market value of outstanding common stock and operating partnership units, assuming the conversion of operating partnership units into shares of our common stock.

Maguire Properties, Inc.

Fourth Quarter 2003

PORTFOLIO DATA

Maguire Properties, Inc.

Fourth Quarter 2003

PORTFOLIO OVERVIEW — SQUARE FOOTAGE
Rentable Square Feet of Office Properties by Location

	Property SF

Los Angeles Central Business District
US Bank Tower	1,374,883
Gas Company Tower & 808 South Olive	1,335,957
Wells Fargo Tower	1,382,326
KPMG Tower	1,121,638
One California Plaza	981,667

Total Los Angeles Central Business District	6,196,471

Tri-Cities
Pasadena — Plaza Las Fuentes	185,376
Glendale — Glendale Center	382,888

Total Tri-Cities	568,264

Cerritos
Cerritos Corporate Center — Phase I	221,968
Cerritos Corporate Center — Phase II	104,567

Total Cerritos	326,535

Total Office Properties	7,091,270	(1)

Hotel Property

	Number of
	Rooms	Hotel SF

Westin Hotel, Pasadena, CA	350	266,000

Garage Properties

	Vehicle
	Capacity	Garage SF

On-Site Parking
US Bank Tower	506	230,650
Gas Company Tower	1,161	319,581
Wells Fargo Tower	1,393	426,926
KPMG Tower	820	251,313
One California Plaza	1,187	176,500
Glendale Center	1,400	486,287
Cerritos Corporate Center — Phase I	769	221,856
Cerritos Corporate Center — Phase II	696	194,434
Off-Site Garages
808 South Olive Garage	928	345,933
Westlawn Garage	1,047	363,906
X-2 Garage	774	248,248

Total Garage Properties	10,681 (2)	3,265,634

Total Portfolio		10,622,904

(1)	Increased from 6,103,644sf at September 30, 2003 due to additional 987,626 square feet from remeasurement of new and renewed leases and the addition of the One California Plaza property.

(2)	Actual vehicles under monthly contract are 12,304 due to oversell factor.

Maguire Properties, Inc.

Fourth Quarter 2003

PORTFOLIO LISTING — OCCUPANCY AND IN-PLACE RENTS

				Annualized	Annualized Rent
Property	Sub-Market	Square Feet	% Leased	Rent (1)	$/RSF (2)

US Bank Tower	Los Angeles Central Business District	1,374,883	90.4%	$35,808,181	$28.80
Gas Company Tower	Los Angeles Central Business District	1,335,957	96.4%	34,508,186	26.79
Wells Fargo Tower	Los Angeles Central Business District	1,382,326	83.6%	21,134,886	18.28
KPMG Tower	Los Angeles Central Business District	1,121,638	87.0%	19,129,014	19.60
One California Plaza	Los Angeles Central Business District	981,667	91.0%	13,264,322	14.84
Plaza Las Fuentes	Tri-Cities	185,376	91.3%	3,150,875	18.61
Glendale Center	Tri-Cities	382,888	100.0%	7,416,764	19.37
Cerritos — Phase I	Cerritos Office	221,968	100.0%	5,367,540	24.18
Cerritos — Phase II	Cerritos Office	104,567	100.0%	2,141,371	20.48

Total/Weighted Average		7,091,270	90.8%	$141,921,139	$22.05

	% Leased	% Leased
	Q4 2003	Q3 2003

US Bank Tower	90.4%	90.4%
Gas Company Tower	96.4%	96.1%
Wells Fargo Tower	83.6%	88.9%
KPMG Tower	87.0%	87.8%
One California Plaza	91.0%	92.9%
Plaza Las Fuentes	91.3%	95.8%
Glendale Center	100.0%	100.0%
Cerritos — Phase I	100.0%	100.0%
Cerritos — Phase II	100.0%	100.0%

Total Portfolio	90.8%	92.2%

(1)	Annualized rent represents the annualized monthly contractual rent under existing leases as of December 31, 2003. This amount reflects total base rent before any one-time or non-recurring rent abatements but after annually recurring rent credits and is shown on a net basis; thus, for any tenant under a partial gross lease, the expense stop, or under a fully gross lease, the current year operating expenses (which may be estimates as of such date), are subtracted from gross rent.

(2)	Annualized rent per rentable square foot represents annualized rent as computed above, divided by the total square footage under lease as of the same date.

Maguire Properties, Inc.

Fourth Quarter 2003

MAJOR TENANTS

						% of Aggregate	Weighted Average
		Number of	Annualized	% of Total	Total Leased	Leased Square Feet	Remaining Lease Term	S & P Credit Rating /
	Tenant	Locations	Rent (1)	Annualized Rent	Square Feet	of Existing Portfolio	in Months	National Recognition (3)

	Rated
1	Southern California Gas Company	1	$16,585,913	11.7%	558,318	7.9%	94	A+
2	Wells Fargo Bank	2	10,217,938	7.2%	432,855	6.1%	74	AA-
3	Sempra (Pacific Enterprises)	1	8,504,539	6.0%	225,756	3.2%	78	A
4	AT&T Wireless	2	7,508,911	5.3%	326,535	4.6%	116	BBB
5	Los Angeles Unified School District	1	5,013,522	3.5%	260,498	3.7%	29	AA-
7	Bank of America	3	3,690,973	2.6%	205,849	2.9%	74	A+
6	Disney Enterprises	1	3,085,885	2.2%	156,215	2.2%	90	BBB+
8	US Bank	1	2,440,483	1.7%	121,645	1.7%	138	AA-
9	Time Warner Entertainment	1	1,653,549	1.2%	70,134	1.0%	28	BBB+

	Total Rated / Weighted Average (2)		58,701,713	41.4%	2,357,805	33.2%	83

	Unrated - Nationally Recognized
10	Latham & Watkins	2	10,038,237	7.1%	351,524	5.0%	80	4th Largest US Firm
11	Morrison & Foerster	1	7,009,070	4.9%	192,775	2.7%	94	21st Largest US Firm
12	Gibson Dunn & Crutcher	1	7,437,012	5.2%	292,388	4.1%	154	15th Largest US Firm
13	Jones, Day, Reavis & Pogue	1	4,982,380	3.5%	152,166	2.1%	34	3rd Largest US Firm
14	White & Case	1	3,792,160	2.7%	94,804	1.3%	95	9th Largest US Firm
15	Munger Tolles & Olson	1	3,498,539	2.5%	125,623	1.8%	38	Prominent Regional Law Firm
16	KPMG	2	3,160,009	2.2%	199,329	2.8%	112	4th Largest US Accounting Firm
17	Bingham McCutchen	2	3,008,958	2.1%	155,285	2.2%	68	29th Largest US Firm
18	Skadden, Arps, Slate, Meagher & Flom	1	1,977,028	1.4%	152,576	2.2%	95	1st Largest US Firm
19	Morgan, Lewis & Bockius	2	1,903,157	1.3%	104,643	1.5%	98	17th Largest US Firm
20	Sidley Austin Brown & Wood	1	1,633,120	1.2%	122,463	1.7%	60	5th Largest US Firm

	Total Unrated / Weighted Average (2)		48,439,670	34.1%	1,943,576	27.4%	90

	Total / Weighted Average (2)		$107,141,383	75.5%	4,301,381	60.6%	87

(1)	Annualized base rent is calculated as monthly contractual base rent under existing leases as of December 31, 2003, multiplied by 12; for those leases where rent has not yet commenced, the first month in which rent is to be received is used to determine annualized base rent.

(2)	The weighted average calculation is based on the net rentable square feet leased by each tenant.

(3)	S&P credit ratings are as of December 31, 2003, and rankings of law firms are based on total gross revenue in 2002 as reported by American Lawyer Media’s LAW.com.

Maguire Properties, Inc.

Fourth Quarter 2003

PORTFOLIO TENANT CLASSIFICATION DESCRIPTION
as of December 31, 2003

Note: Percentage is based upon leased square feet.

Maguire Properties, Inc.

Fourth Quarter 2003

LEASE EXPIRATIONS

	Total Area in	Percentage		Percentage		Rent per
	Square Feet Covered	of Aggregate		of Gross and	Current Rent	Square Foot
Year	by Expiring Leases	Square Feet	Annual Rent	Annual Rent	per Square Foot(1)	at Expiration(2)

Available	655,434	9.2%
2004	279,354	3.9%	4,580,313	3.2%	16.40	16.43
2005	612,552	8.6%	13,971,407	9.8%	22.81	22.73
2006	796,347	11.2%	17,412,138	12.3%	21.87	22.28
2007	449,992	6.4%	9,403,551	6.6%	20.90	23.35
2008	322,757	4.6%	5,263,037	3.7%	16.31	16.68
2009	430,293	6.1%	10,949,309	7.7%	25.45	25.98
2010	433,123	6.1%	11,975,520	8.5%	27.65	30.14
2011	1,190,051	16.8%	27,223,447	19.2%	22.88	29.08
2012	254,841	3.6%	4,421,262	3.1%	17.35	22.67
Thereafter	1,666,526	23.5%	36,721,155	25.9%	22.03	22.42

Total	7,091,270	100.0%	$141,921,139	100.0%	$22.05	$23.78

Leases Expiring in the Next 4 Quarters:

1st Quarter 2004	73,990	1.0%	$817,303	0.5%	$11.05	$11.17
2nd Quarter 2004(3)	123,115	1.8%	$1,870,025	1.3%	$15.19	$15.19
3rd Quarter 2004	30,023	0.4%	$522,284	0.4%	$17.40	$17.40
4th Quarter 2004	52,226	0.7%	$1,370,702	1.0%	$26.25	$26.26

(1)	Current rent per leased square foot represents current base rent, divided by total square footage under lease as of the same date.

(2)	Rent per leased square foot at expiration represents base rent including any future rent steps, and thus represents the base rent that will be in place at lease expiration.

(3)	Includes tenants leasing on a month-to-month basis.

Maguire Properties, Inc.

Fourth Quarter 2003

LEASING ACTIVITY

	For the
	Three Months Ended
	December 31, 2003	% Leased

Leased Square Feet as of September 30, 2003	5,622,560	92.1%
Recent Acquisition: One California Plaza	911,583
Expirations	(186,617)	(2.6)%
New Leases	82,787	1.2%
Renewals	4,762	0.1%
Increased Square Footage Due to Remeasurement	761	0.0%

Leased Square Feet as of December 31, 2003	6,435,836	90.8%

Cash Rent Growth(1)
Expiring Rate per Square Foot		$20.34
New/Renewed Rate per Square Foot		$20.06
Percentage Decrease		(1.4)%
GAAP Rent Growth(2)
Expiring Rate per Square Foot		$18.83
New/Renewed Rate per Square Foot		$20.21
Percentage Increase		7.3%
Weighted Average Lease Term — New (in months)		48
Weighted Average Lease Term — Renewal (in months)		26

(1)	Represents the difference between (i) initial market rents on new and renewed leases and (ii) the cash rents on those leases immediately prior to the expiration or termination. Excludes new and renewed leases for spaces with more than six months of downtime.

(2)	Represents estimated cash rent growth adjusted for straight-line rents in accordance with GAAP.

Maguire Properties, Inc.

Fourth Quarter 2003

TENANT CONCESSIONS and LEASING COMMISSIONS (1)

	Q4 2003	Q3 2003	Q2 2003	Q1 2003	2002	2001	2000

Renewals (2)
Number of Leases	5	2	5	5	19	14	14
Square Feet	19,723	4,617	27,062	90,924	330,096	395,332	193,990
Tenant Concession Costs per Square Foot	$0.59	$—	$3.29	$33.13	$2.01	$1.11	$11.14
Leasing Commission Costs per Square Foot (3)	6.58	1.31	0.52	1.46	5.35	1.67	5.94
Total Tenant Concession and Leasing Commission
Costs per Square Foot	$7.17	$1.31	$3.81	$34.59	$7.36	$2.78	$17.08
Costs per Square Foot per Year	$1.23	$0.14	$0.88	$2.77	$1.74	$1.32	$1.60
New/Modified Leases(4)(5)
Number of Leases	12	11	16	1	17	29	31
Square Feet	82,787	84,212	692,884	1,820	152,237	387,028	328,894
Tenant Concession Costs per Square Foot	$14.27	$43.04	$51.66	$—	$32.76	$25.36	$33.34
Leasing Commission Costs per Square Foot (3)	0.78	8.77	4.34	5.84	7.72	8.24	5.92
Total Tenant Concession and Leasing Commission
Costs per Square Foot	$15.05	$51.81	$56.00	$5.84	$40.48	$33.60	$39.26
Costs per Square Foot per Year	$3.77	$7.28	$8.40	$1.22	$5.62	$4.25	$7.17
Total
Number of Leases	17	13	21	6	36	43	45
Square Feet	102,510	88,829	719,946	92,744	482,333	782,360	522,884
Tenant Concession Costs per Square Foot	$11.64	$40.80	$49.84	$32.48	$11.71	$13.11	$25.11
Leasing Commission Costs per Square Foot (3)	1.90	8.38	4.19	1.55	6.10	4.92	5.93
Total Tenant Concession and Leasing Commission
Costs per Square Foot	$13.54	$49.18	$54.03	$34.03	$17.81	$18.03	$31.04
Costs per Square Foot per Year	$3.12	$5.63	$8.21	$2.76	$3.44	$3.62	$4.19

(1)	Based on leases executed during the period. Excludes leases of related parties and excludes build out costs for raw space. In conjunction with the offering, leasing reserves were established for tenant concessions and leasing commissions related to leases executed as of May 30, 2003.

(2)	Does not include retained tenants that have relocated to new space or expanded into new space.

(3)	Leasing commission costs exclude any commission paid to related parties.

(4)	Includes retained tenants that have relocated or expanded into new space and lease modifications.

(5)	Includes costs for lease modifications related to Gibson Dunn for 268,268 sf effective July 1, 2003, Morrison Foerster for 138,776 sf effective July 1, 2004, and White & Case for 59,402 sf effective July 1, 2004.

Maguire Properties, Inc.

Fourth Quarter 2003

HISTORICAL CAPITAL EXPENDITURES

	Office Properties (1)

	Q4 2003	Q3 2003	Q2 2003	Q1 2003	2002	2001	2000

Non-recoverable Capital Expenditures	$31,375	$6,260	$77,999	$35,878	$813,239	$804,588	$363,996
Total Square Feet (2)	6,793,496	6,758,776	6,753,619	6,698,267	6,701,701	6,658,786	6,649,625
Non-recoverable Capital Expenditures per Square Foot	$0.00	$0.00	$0.01	$0.01	$0.12	$0.12	$0.05
Recoverable Capital Expenditures (3)	$4,124	$276,058	$508,167	$552,933	$6,677,588	$2,620,791	$603,311
Total Square Feet (2)	6,793,496	6,758,776	6,753,619	6,698,267	6,701,701	6,658,786	6,649,625
Recoverable Capital Expenditures per Square Foot	$0.00	$0.04	$0.08	$0.08	$1.00	$0.39	$0.09

(1)	All periods presented include historical capital expenditures for One California Plaza, which we acquired on November 6, 2003.

(2)	The square footage of Cerritos is deducted from the total square feet amount as the tenant pays for all capital expenditure activities.

(3)	Recoverable capital improvements, such as equipment upgrades, are generally financed The annual amortization, based on each asset’s through a capital lease. useful life, as well as any financing costs, are generally billed to tenants on an annual basis as payments are made. The amounts presented represent the total value of the improvements in the year they are made.

Maguire Properties, Inc.

Fourth Quarter 2003

OFFICE MARKET OVERVIEW

		Q4 2003			Q3 2003			Q2 2003			Q1 2003

		Annual	Direct	Overall	Annual	Direct	Overall	Annual	Direct	Overall	Annual	Direct	Overall
	Lease	Rent	Vacancy	Vacancy	Rent	Vacancy	Vacancy	Rent	Vacancy	Vacancy	Rent	Vacancy	Vacancy
Submarket	Type (1)	PSF (2)	Rate	Rate (3)	PSF (2)	Rate	Rate (3)	PSF (2)	Rate	Rate (3)	PSF (2)	Rate	Rate (3)

LACBD	NNN (4)	$17.56	17.8%	20.7%	$17.57	16.3%	19.6%	$18.43	16.8%	19.9%	$16.67	16.4%	19.6%
Bunker Hill	NNN	19.60	7.1%	10.5%	20.26	6.9%	10.4%	20.30	7.4%	11.5%	19.23	7.3%	12.3%
Tri-Cities (5)	FSG	27.05	12.9%	14.7%	27.47	11.4%	14.2%	27.12	11.4%	15.3%	27.58	11.9%	16.4%
Cerritos	FSG	24.36	11.0%	11.4%	24.36	11.2%	11.6%	24.96	14.4%	14.8%	24.84	14.8%	15.3%

HISTORICAL OFFICE MARKET OVERVIEW

		2002			2001			2000

		Annual	Direct	Overall	Annual	Direct	Overall	Annual	Direct	Overall
	Lease	Rent	Vacancy	Vacancy	Rent	Vacancy	Vacancy	Rent	Vacancy	Vacancy
Submarket	Type(1)	PSF(2)	Rate	Rate(3)	PSF(2)	Rate	Rate(3)	PSF(2)	Rate	Rate(3)

LACBD	NNN (4)	$17.56	16.4%	19.6%	$17.15	12.9%	16.9%	$16.12	15.9%	20.9%
Bunker Hill	NNN	20.40	8.0%	13.8%	21.70	4.8%	8.2%	20.22	7.9%	13.6%
Tri-Cities (5)	FSG	27.86	12.1%	18.7%	26.83	10.8%	16.3%	26.55	6.2%	6.9%
Cerritos	FSG	24.84	15.4%	16.0%	20.88	4.7%	10.9%	21.36	5.2%	6.7%

Source: Cushman & Wakefield

(1)	NNN = Triple Net Lease; FSG = Full Service Gross Lease

(2)	This data represents the weighted average asking rent per square foot for available space.

(3)	This data represents the overall vacancy rate which includes sublease vacancy.

(4)	The NNN rental rates for LACBD are based on estimated annual operating expenses applied to buildings offered for lease on a triple net basis.

(5)	Tri-Cities excludes North Hollywood and Pasadena East.

Maguire Properties, Inc.

Fourth Quarter 2003

HOTEL PERFORMANCE

				Percent	YTD	YTD	Percent
Westin Hotel, Pasadena, CA (1)	Q4 2003	Q4 2002		Change	December 31, 2003	December 31, 2002	Change

Occupancy	75.7%	76.7%		(1.3)%	75.8%	77.3%	(2.0)%
Average Daily Rate	$131.42	$140.78		(6.6)%	$123.59	$130.05	(5.0)%
Revenue Per Available Room (REVPAR)	$99.52	$107.96		(7.8)%	$93.63	$100.48	(6.8)%
Hotel Net Operating Income (in thousands)(2)	$1,649,000	$1,729,979	(3)	(4.7)%	$4,740,000	$4,449,000	6.54%

HOTEL HISTORICAL CAPITAL EXPENDITURES

Westin Hotel, Pasadena, CA(1)	Q4 2003		Q3 2003		Q2 2003		Q1 2003		2002	2001	2000

Hotel Improvements, Equipment Upgrades and Replacements	$452,368	(4)	$113,871	(4)	$300,230	(4)	$527,129	(4)	$760,044	$546,543	$329,987
Total Hotel Revenue	$5,144,209		$4,392,130		$4,424,507		$4,488,456		$20,005,000	$19,345,688	$23,878,802
Hotel Improvements as a Percentage of Hotel Revenue	8.8%		2.6%		6.8%		11.7%		3.8%	2.8%	1.4%

(1)	The Westin Hotel was operated under a DoubleTree flag until it was rebranded on December 20, 2002.

(2)	Excludes hotel capital expenditures reserve.

(3)	Excludes $1,618,979 of expenses incurred in connection with the transition of the hotel management from DoubleTree to Westin.

(4)	The Westin Hotel is undergoing certain renovations through December 2005. The re-branding, upgrading and renovation costs are estimated at $13 million, of which $3.5 million will be funded by Westin and the remainder of which will be financed out of current and future furniture, fixture and equipment reserves and potentially from borrowings under our revolving credit facility. For the fourth, third, second and first quarters of 2003, renovation costs, which are included in Hotel Improvements, Equipment Upgrades and Replacements, were $258,503, $0, $261,816 and $432,938, respectively.

Maguire Properties, Inc.

Fourth Quarter 2003

OPTION AND UNDEVELOPED PROPERTIES

			As of December 31, 2003

		Percentage	Developed / Developable
Property	Location	Leased	Acreage	Square Feet	Status

Option Properties (1) -
1733 Ocean Avenue	Santa Monica, CA	40%	N/A	91,398	Construction Complete
Western Asset Plaza	Pasadena, CA	76%	N/A	256,987	Estimated Completion Date February 2004 (2)
Water’s Edge I (3)	Los Angeles, CA	100%	N/A	245,530	Complete
Water’s Edge II (3)	Los Angeles, CA	N/A	2	130,000	Undeveloped
Undeveloped Owned Properties -
Glendale Center — Phase II	Glendale, CA	N/A	2	300,000	Undeveloped

			Total	1,023,915

(1)	We hold options at various terms for these properties as more fully described in our prospectus dated June 24, 2003.

(2)	Substantial completion date was December 11, 2003. Initial tenant improvements are estimated to be completed, and we expect tenants to occupy the property, in February 2004.

(3)	We hold an option on a one-eighth partnership interest in these two properties.

Maguire Properties, Inc.

Fourth Quarter 2003

MANAGEMENT STATEMENTS ON NON-GAAP SUPPLEMENTAL MEASURES

Funds from Operations:

We calculate funds from operations, or FFO, as defined by the National Association of Real Estate Investment Trusts, or NAREIT. FFO represents net income (loss) (computed in accordance with accounting principles generally accepted in the United States of America, or GAAP), excluding gains (or losses) from sales of property, plus real estate related depreciation and amortization (excluding amortization of deferred financing costs) and after adjustments for unconsolidated partnerships and joint ventures.

Management uses FFO as a supplemental performance measure because, in excluding real estate related depreciation and amortization, gains and losses from property dispositions and extraordinary items, it provides a performance measure that, when compared year over year, captures trends in occupancy rates, rental rates and operating costs. We also believe that, as a widely recognized measure of the performance of REITs, FFO will be used by investors as a basis to compare our operating performance with that of other REITs.

However, because FFO excludes depreciation and amortization and captures neither the changes in the value of our properties that result from use or market conditions nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of our properties, all of which have real economic effect and could materially impact our results from operations, the utility of FFO as a measure of our performance is limited. Other equity REITs may not calculate FFO in accordance with the NAREIT definition and, accordingly, our FFO may not be comparable to such other equity REITs’ FFO. Accordingly, FFO should be considered only as a supplement to net income as a measure of our performance. FFO should not be used as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to pay dividends or make distributions. FFO also should not be used as a supplement to or substitute for cash flow from operating activities (computed in accordance with GAAP).

Adjusted Funds from Operations:

We calculate adjusted funds from operations, or AFFO, by adding to or subtracting from FFO (i) non-cash operating revenues and expenses, (ii) capitalized operating expenditures such as leasing payroll and interest expense, (iii) recurring capital expenditures required to maintain and re-tenant our properties and (iv) regular principal payments required to service our debt. Management uses AFFO as a supplemental liquidity measure because, when compared year over year, it assesses our ability to fund our dividend and distribution requirements from our operating activities. We also believe that, as a widely recognized measure of the liquidity of REITs, AFFO will be used by investors as a basis to assess our ability to fund dividend payments in comparison to other REITs.

However, because AFFO may exclude certain non-recurring capital expenditures and leasing costs, the utility of AFFO as a measure of our liquidity is limited. Additionally, other equity REITs may not calculate AFFO in a consistent manner, accordingly, our AFFO may not be comparable to such other equity REITs’ AFFO. AFFO should be considered only as a supplement to cash flows from operating activities (computed in accordance with GAAP) as a measure of our liquidity.

Maguire Properties, Inc.

Fourth Quarter 2003

MANAGEMENT STATEMENTS ON NON-GAAP SUPPLEMENTAL MEASURES – continued

EBITDA:

We believe that earnings before interest, taxes, depreciation and amortization, or EBITDA, is a useful supplemental performance measure. Management uses EBITDA as an indicator of our ability to incur and service debt. We believe EBITDA is an appropriate supplemental measure for such purposes, because the amounts spent on interest are, by definition, available to pay interest, tax expense is inversely correlated to interest expense because tax expense goes down as deductible interest expense goes up, and depreciation and amortization are non-cash charges. In addition, we believe EBITDA is frequently used by securities analysts, investors and other interested parties in the evaluation of equity REITs. However, because EBITDA is calculated before recurring cash charges including interest expense and taxes, and is not adjusted for capital expenditures or other recurring cash requirements of our business, its utility as a measure of our liquidity is limited. Accordingly, EBITDA should be considered only as supplement to cash flows from operating activities (computed in accordance with GAAP) as a measure of our liquidity. EBITDA is not a measure of our financial performance and should not be considered as an alternative to net income as an indicator of our operating performance. Other equity REITs may calculate EBITDA differently than we do; accordingly, our EBITDA may not comparable to such other REITs’ EBITDA.

Coverage Ratios:

We present interest and fixed charge coverage ratios as supplemental liquidity measures. Management uses these ratios as indicators of our financial flexibility to service current interest expense and debt amortization from current cash net operating income. In addition, we believe that these coverage ratios represent common metrics used by securities analysts, investors and other interested parties to evaluate our ability to service fixed cash payments. However, because these ratios are derived from EBITDA, their utility is limited by the same factors that limit the usefulness of EBITDA as a liquidity measure. Accordingly, our interest coverage ratio should be considered only as a supplement to cash flows from operating activities (computed in accordance with GAAP) as a measure of our liquidity.